                                LEASE AGREEMENT

         THIS LEASE AGREEMENT is dated this 27th day of JANUARY, 2000, between PRUCROW INDUSTRIAL PROPERTIES, L.P. ("Landlord") and the Tenant named below.

TENANT:                             Healthtronics, Inc., a Georgia corporation

TENANT'S REPRESENTATIVE:            Vicki Beck

ADDRESS AND PHONE NO.:              1841 West Oak Parkway, Suite A,
                                    Marietta, Georgia 30062

PREMISES:                           That portion of the Building, being Suite
                                    A, containing approximately 27,475 rentable square feet, as determined by Landlord, as shown on EXHIBIT A situated on a portion of that certain real property legally described in EXHIBIT A-1 attached hereto.

PROJECT:                            West Oak Center (consisting of
                                    approximately 220,578 square feet)

BUILDING:                           Building I

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                         12.46%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                        50%

LEASE TERM:                         Beginning on the Commencement Date and
                                    ending on the last day of the 84th full
                                    calendar month thereafter.

COMMENCEMENT DATE:                  March 1, 2000

MONTHLY BASE RENT:


         ---------------------------------------------------------
                    MONTHS              MONTHLY BASE RENT
         ---------------------------------------------------------
                    1-12                        $8,500
         ---------------------------------------------------------
                    13-24                       $16,036
         ---------------------------------------------------------
                    25-36                       $16,517
         ---------------------------------------------------------
                    37-48                       $17,013
         ---------------------------------------------------------
                    49-60                       $17,523
         ---------------------------------------------------------
                    61-72                       $18,049
         ---------------------------------------------------------
                    73-84                       $18,590
         ---------------------------------------------------------



INITIAL ESTIMATED MONTHLY           1. Utilities:              To be paid separately in accordance with Paragraph 7 herein.
OPERATING EXPENSE PAYMENTS:         2. Common Area Charges     $801
(estimates only and subject to      3. Taxes:                  $900
adjustment to actual costs and      4. Insurance:              $115
expenses according to the
provisions of this Lease)

INITIAL ESTIMATED MONTHLY OPERATING
  EXPENSE PAYMENTS:                                            $1,816

INITIAL MONTHLY BASE RENT AND
  OPERATING EXPENSE PAYMENTS:                                  $10,316

SECURITY DEPOSIT:                   $16,036.00

TENANT'S BROKER:                    Advantis, GVA

LANDLORD'S BROKER:                  TC Atlanta, Inc.

ADDENDA: Rules and Regulations; Exhibit A (Premises); Exhibit A-I (Legal Description of Real Property); Exhibit B (Intentionally Deleted); Exhibit C (Construction Addendum); Exhibit D (Renewal Option - Market Rate).

                  1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

                  2. ACCEPTANCE OF PREMISES. Except as may otherwise be expressly provided in a Construction Addendum attached hereto (if any), Tenant shall accept the Premises on the Commencement Date in its "AS-IS" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except as hereinafter provided. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. TENANT ACKNOWLEDGES THAT
(1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION (EXCEPTING THE TENANT IMPROVEMENTS WHICH HAVE NOT BEEN COMPLETED AS OF THE DATE HEREOF), (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

                  3. USE. (a) Subject to Tenant's compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant; training on, service and repair of, and testing in a reasonable manner of lithotripsy, ossatripsy and equitripsy or related equipment ("Tenant's Equipment") in the warehouse portion of the Premises; and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, Landlord hereby consents to Tenant's overnight parking for up to five (5) consecutive nights of operative vehicles and trucks in the parking areas immediately adjacent to the Premises.

                  (b) Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

                  (c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

                  4. BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

                  5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

                  6. OPERATING EXPENSE PAYMENTS. (a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated.

                  (b) The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Common Area utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance or environmental management fees; the cost of any insurance deductibles for insurance required to be maintained by Landlord hereunder; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee payable to Landlord equal to the amount of reasonable property management fees that would have been payable to a third party property manager had one been retained to manage the Project; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (i) Taxes (hereinafter defined) for each calendar year during the Lease term, and (ii) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease term.

                  (c) Notwithstanding the foregoing, Operating Expenses do not include (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease; (ii) debt service under mortgages or ground rent under ground leases; (iii) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (iv) leasing commissions or the costs of renovating space for tenants; or (v) any costs or legal fees incurred in connection with any particular tenant. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

                  (d) If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after notice, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

                  (e) With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

                  7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; provided, however, that if the interruption or cessation of utilities resulted from a cause within Landlord's exclusive control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent shall be abated for the period which commences ten
(10) days after the date Tenant gives to Landlord written notice of such interruption until such time as the utilities required for the conduct of Tenant's business are restored. Tenant shall not be entitled to such abatement if Tenant is in fact conducting business in the Premises during such interruption of utilities.

                  8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that either (a) accrue against the Project during the Lease Term if such Taxes are payable in advance, or (b) are assessed against the Project during the Lease Term if such Taxes are payable in arrears. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. In the event that any capital levies or other taxes are assessed or imposed on Landlord upon the rents payable to Landlord under this Lease or any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge is measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof, the same shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request therefor.

                  9. INSURANCE. (a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance, flood insurance, and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by

Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems reasonably necessary as a result of Tenant's use of the Premises.

                  (b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage: (i) all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant or for Tenant's benefit; (ii) worker's compensation insurance with no less than the minimum limits required by law;
(iii) employer's liability insurance with such limits as required by law; and
(iv) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000, for a total minimum combined general liability and umbrella limit of $3,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Landlord's agents as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement, and a contractual liability endorsement and provide primary coverage to Landlord (any Policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such certificates, or at Landlord's option, copies of the policies evidencing coverage shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

                  (c) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance.

                  10. LANDLORD'S REPAIRS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance and repair obligations are limited to the repair, maintenance and replacement of the Building's roof, and maintenance of the foundation piers and structural members of the exterior walls, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. All such windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries shall be delivered to Tenant in good working order as of the Commencement Date. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement of the Common Areas to be paid in accordance with Paragraph 6 hereof. Notwithstanding anything to the contrary contained in Paragraph 6, Landlord shall maintain and repair the roof, the cost of such maintenance and repair to be excluded when calculating Tenant's Proportionate Share of Operating
Expenses.

                  11. TENANT'S REPAIRS. (a) Subject to Landlord's obligation in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, dock doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's written election, by Landlord (but at Tenant's expense). The scope of services and contractors under such maintenance contracts shall be subject to Landlord's prior written approval.

                  (b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord's responsibility pursuant to Paragraph 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant's repair and maintenance obligations pursuant to this Paragraph 11.

                  (c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees.

                  (d) Landlord warrants to Tenant that the heating, ventilation and air conditioning ("HVAC") system in the Premises shall be in good working order as of the Commencement Date. Tenant shall have a thirty (30) day period beginning with the Commencement Date to notify Landlord of any defects that exist in any such system. If Tenant delivers to Landlord written notice of any such defect, Landlord shall promptly repair the defect in question. In the event Tenant has not delivered to Landlord written notice of a defect in the HVAC system within such 30-day period, the HVAC system shall conclusively be deemed to be in good working order and Tenant shall thereafter maintain such system in good repair and condition as required by this Lease; provided, however, notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay more that $1,000.00 per HVAC unit, per occurrence for the repair of any existing HVAC unit. Any and all reasonable costs above the $1,000.00 limit shall be borne by Landlord so long as Landlord has been afforded the opportunity to review the service contract as provided in subparagraph (a) above and Tenant notifies Landlord in writing at least 24 hours prior to beginning any repair on any HVAC unit. The foregoing $1,000.00 limit shall apply only to repairs of existing HVAC units, and shall not apply to repairs of any new HVAC units that may be installed in the Premises following the Commencement Date. The term "existing HVAC unit(s)" shall refer to those HVAC units existing in the Premises upon the Commencement Date. Notwithstanding the foregoing cap on repairs of existing HVAC units, there shall be no cap on Tenant's expenses for the maintenance of such HVAC system (whether existing or new).

                  12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. (a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld for Tenant-Made Alterations that (i) do not affect the structural components or exterior of the Building (including without limitation, roof membrane, the dock and loading areas, truck doors, entry doors or windows), or the mechanical, plumbing or building systems of the Building, and (ii) are not visible from outside the Premises or Building. Tenant agrees that it shall not be deemed unreasonable for Landlord to condition its consent to any Tenant-Made Alteration on Tenant's agreement to remove the same and repair any damage caused by such removal at the expiration or earlier termination of this Lease. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

                  (b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

                  (c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and Tenant or Tenant's contractor shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

                  (d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord's requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal. Notwithstanding the foregoing, Landlord hereby agrees that Tenant shall not be required to remove the Tenant Improvements (as defined in the Construction Addendum attached hereto).

                  (e) Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

                  13. SIGNS. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and shall conform in all respects to Landlord's requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Landlord shall not unreasonably withhold its consent to Tenant's signage provided (a) such signage complies with all applicable codes, ordinances and other Legal Requirements,
(b) such signage is consistent in size, color, materials, and quality with the existing signage of other tenants occupying a similar amount of space at the Project and (c) such signage is compatible with the design and image of the Building and Project. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

                  14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. During the term of this Lease, Tenant shall have the non-exclusive right to use up to seventy (70) parking spaces, being those parking spaces immediately adjacent to the front, back and sides of the Premises, at all times (7 days per week, 24 hours per day). Landlord may allocate parking spaces among Tenant and other tenants in the Project at Landlord's sole discretion. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

                  15. RESTORATION. (a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 180 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 180 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage.

                  (b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination.

                  (c) If such damage or destruction is caused by the negligent, willful or intentional act(s) or omission(s) of Tenant, its employees, agents or contractors, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Project the amount of the commercially reasonable deductible under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice.

                  (d) Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provide herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

                  16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) the Taking would prevent or materially interfere with Tenant's use of the Premises, (b) in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

                  17. ASSIGNMENT AND SUBLETTING. (a) Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Landlord agrees not to unreasonably withhold or condition its consent to a proposed assignment of this Lease or subletting of the Premises to a party which (i) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Project and can reasonably be expected to perform the obligations of "Tenant" hereunder; (ii) will not use the Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; and (iii) proposes to use the Premises so as to not materially increase the pedestrian or vehicular traffic to the Premises or the Project. Without limiting the foregoing, Landlord may withhold its consent (and it shall not be deemed unreasonable), to any such assignment or subletting of the Premises to any party (A) which is a governmental entity (or subdivision or agency thereof), (B) would use the Premises, in whole or in part, for other than Tenant's permitted use hereunder, (C) which is a prospective tenant that has delivered to, or received from, Landlord a written proposal to lease space in the Project before Tenant or its agent contacts such party, or (D) which intends to use, store, or generate any Hazardous Materials in, on or about the Premises. Landlord's agreement not to unreasonably withhold its consent shall apply only to the first assignment or sublease under this Lease, and Landlord may withhold its consent in its sole discretion to any further or subsequent assignment or sublease. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses (not to exceed $1,000.00) in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

                  (b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

                  (c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

                  18. INDEMNIFICATION. (a) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         (b) Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or loss of property occurring in or about the Project and arising solely from the negligence or intentional misconduct of Landlord, its employees, contractors, or agents.

                  19. INSPECTION AND ACCESS. Upon twenty-four (24) hours verbal or written notice to Tenant (except in the event of an emergency, where no notice shall be required), Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Upon twenty-four (24) hours verbal or written notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last six (6) months of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

                  20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

                  21. SURRENDER. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

                  22. HOLDING OVER. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, a daily base rental equal to 150% of the Base Rent in effect on the expiration or termination date, even if Landlord consents to such holdover (which consent shall be effective only if in writing). Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

                  23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

                  (vii) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord's request for the same.

                  (viii) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) business days or more after notice from Landlord to Tenant.

                  (ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

                  24. LANDLORD'S REMEDIES. (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  (b) If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease. Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                  (c) If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  (d) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the

Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

                  25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlord's interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

                  26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  27. SUBORDINATION. (a) This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant's obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.

                  (b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

                  (c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

                  (d) Following mutual execution of this Lease, Landlord shall use commercially reasonable efforts to deliver to Tenant a non-disturbance, subordination, and attornment agreement from any existing mortgage holder.

                  28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

                  29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant's obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

                  30. ENVIRONMENTAL REQUIREMENTS. (a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

         (b) The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 4 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

         (c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

         (d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

         (e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

                  (f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lock outs, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. (a) Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Advantis GVA, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

                  (b) All parties hereto acknowledge that Advantis GVA has acted on behalf of Tenant and that TC Atlanta, Inc. has acted on behalf of Landlord. Landlord will pay a commission to Advantis GVA and TC Atlanta, Inc. pursuant to separate commission agreements.

         37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

                  (b) If and when included within the term "Tenant" as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

                  (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at c/o Prudential Real Estate Investors, 8 Campus Drive, 4th Floor, Arbor Circle South, Parsippany, New Jersey 07054-4493,
Attention: William H. Anderson, with a copy to c/o Crow Holdings Industrial Trust, 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: James
C. Hendricks, with a copy to Lewis and Roca LLP, 40 North Central Avenue, Suite 1800, Phoenix, Arizona 85004-4429, Attention: Andy Carper/Tracy Durchslag. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

                  (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

                  (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a publicly traded corporation, Tenant shall only be required to provide to Landlord the same annual and quarterly financial statements as provided to the public. In the event Tenant is not a publicly traded corporation, such annual statements shall be audited by an independent certified public accountant at Tenant's sole cost and expense. If Tenant is not a publicly traded corporation, Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (i) to Landlord's lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Project, (iii) otherwise as reasonably necessary for the operation of the Project or administration of Landlord's business or (iv) if disclosure is required by any judicial or administrative order or ruling.

                  (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

                  (g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                  (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                  (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                  (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

                  (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

                  (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

                  (n) if either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

         38.      INTENTIONALLY DELETED.

         39. LIMITATION OF LIABILITY OF PRISA, LANDLORD'S PARTNERS, AND OTHERS. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, The Prudential Insurance Company of America (one of the limited partners of PruCrow Industrial Properties, L.P.), or "PRISA," a division within Prudential, or PRISA's clients, the constituent partners of Landlord, or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         40.      INTENTIONALLY DELETED.

                        [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                  TENANT:


                                  HEALTHTRONICS, INC., a Georgia corporation

                                  By: /s/ Roy S. Brown
                                     ------------------------------------------
                                  Name: Roy S. Brown
                                       ----------------------------------------
                                  Title: Pres.
                                        ---------------------------------------


                                  LANDLORD:


                                  PRUCROW INDUSTRIAL PROPERTIES, L.P.,
                                  a Delaware limited partnership


                                  By: PruCrow, L.L.C., its sole general partner
                                      By:
                                         --------------------------------------
                                                William H. Anderson,
                                                Representative of the
                                                Executive Committee

                             RULES AND REGULATIONS

         In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

         1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

         2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

         3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

         4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

         5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

         6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

         7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

         8. Tenant shall maintain the Premises free from rodents, insects and other pests.

         9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the project.

         10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

         11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

         12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

         13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

         14. No auction, public or private, will be permitted on the Premises or the Project.

         15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

         16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

         17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

         18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

         19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

         20. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

         21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

                                   EXHIBIT A




                                  [FLOOR PLAN]

                                  EXHIBIT A-1

                          LEGAL DESCRIPTION OF PROJECT

Approximately 27,475 square feet of a 54,950 square foot masonry and steel office and warehouse building located in Land Lots 804, 805, 851, 852, 853, 871, 877, and 878 of the 16th District, Marietta, Cobb County, Georgia, more commonly known as 1841 West Oak Parkway, Suite F, Marietta, Georgia, 30062.

                                   EXHIBIT B




                             INTENTIONALLY DELETED.

                             CONSTRUCTION ADDENDUM
                            (CONSTRUCTION ALLOWANCE)

                   ATTACHED TO AND A PART OF LEASE AGREEMENT
                         DATED JANUARY 27, 2000 BETWEEN

                 PRUCROW INDUSTRIAL PROPERTIES, L.P. (LANDLORD)

                                      AND

                          HEALTHTRONICS, INC. (TENANT)

                  (a) Subject to Landlord's receipt of all necessary governmental permits, licenses and approvals, Landlord, at Landlord's sole expense, agrees to furnish or perform those items of construction and those improvements ("Landlord Improvements") specified below:

- Shell building consisting of concrete slab floor and roof

                  (b) In addition to the Landlord Improvements, subject to Landlord's receipt of all required governmental permits, licenses and approvals, Landlord agrees to furnish or perform or cause to be performed those items of construction and those improvements set forth in those certain pricing drawings prepared by Steinmetz & Associates dated December 23, 1999 attached hereto as EXHIBIT 1 (the "Tenant Improvements").

                  (c) Landlord shall pay for the Tenant Improvements up to a maximum amount of $160,000.00 (the "Construction Allowance"). In the event the cost of the Tenant Improvements exceeds the Construction Allowance, such overage shall be borne exclusively by Tenant and Tenant shall, within five (5) days after written demand therefor, reimburse Landlord for any and all costs and expenses exceeding the Construction Allowance. Landlord makes no representation or warranty whatsoever as to the total cost of the Tenant Improvements and Tenant acknowledges that the cost of the Tenant Improvements may exceed the Construction Allowance. The cost of the Tenant Improvements shall include all architectural, space planning and engineering fees, costs of ADA compliance, any and all licensing or permit fees, and a construction management fee of five percent (5%) of the total cost of the Tenant Improvements (excluding the construction management fee). Failure of Tenant to pay to Landlord any amount in excess of the Construction Allowance when due shall be deemed an Event of Default under the Lease. NOT WITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, TENANT SHALL NOT BE OBLIGATED TO REIMBURSE LANDLORD FOR ANY CONSTRUCTION COST THAT EXCEEDS TENANTS APPROVED BID (AS HEREIN AFTER DESCRIBED) UNLESS SUCH COST ARE REQUIRED BY LOCAL BUILDING CODE OR TENANTS CHANGE ORDERS.

                  (d) Landlord shall present to Tenant a bid (the "Bid") from a qualified contractor acceptable to Landlord for Tenant's review and approval. Tenant shall have a period of five (5) calendar days in which to approve or disapprove the Bid. If Tenant does not advise Landlord in writing of its disapproval of the Bid within such five (5) day period, the same shall be deemed approved by Tenant in all respects. If Tenant disapproves of the Bid, Tenant shall, within said five (5) day period, provide to Landlord in writing a reduced scope of Tenant Improvements to reduce the amount of the Bid. Landlord shall then obtain a revised bid (the "Revised Bid") based on the reduced scope of Tenant Improvements and Tenant shall have a period of five (5) calendar days after receipt in which to approve or disapprove the Revised Bid. If Tenant does not advise Landlord in writing of its disapproval of the Revised Bid within such five (5) day period, the same shall be deemed approved by Tenant in all respects. if Tenant disapproves of the Revised Bid, Tenant shall, within said five (5) day period, provide to Landlord in writing a further reduced scope of Tenant Improvements to reduce the amount of the Revised Bid. This process shall continue until Tenant approves a Bid or Revised Bid. Notwithstanding anything to the contrary contained herein, the time required for Tenant to approve a Bid or Revised Bid shall not serve to delay the Commencement Date or Tenant's obligations to commence paying rent on such date, or to extend the term of this Lease.

                  (e) Landlord shall involve Tenant in the process of developing final plans and specifications (the "Plans and Specs") for the Tenant Improvements, such Plans and Specs not to require any construction beyond the general scope of the Tenant Improvements described herein. Final Plans and Specs shall be submitted to Tenant for its approval, such approval not to be unreasonably withheld or delayed. If Tenant does not advise Landlord in writing of its disapproval of the Plans and Specs, and a detailed explanation of the reasons therefor, within ten (10) days after Landlord's delivery of the Plans and Specs, the same shall be deemed approved by Tenant in all respects. If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. If Landlord agrees to make such reasonable changes, Landlord shall revise the Plans and Specs and resubmit the same to Tenant for its reasonable approval. If Tenant does not advise Landlord in writing of its disapproval of the revised Plans and Specs, and a detailed explanation of the reasons therefor, within five (5) days after Landlord's delivery of the revised Plans and Specs, the same shall be deemed approved by Tenant in all respects. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and if Landlord so requests, shall be paid to Landlord upon demand and before execution of the change order.

                  (f) Upon receipt of all required permits, approvals and licenses, Landlord shall proceed with and complete the construction of the Landlord Improvements and Tenant Improvements. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. "Substantial Completion" or "Substantially Completed" means that in the reasonable opinion of Landlord's design professional, the improvements to the Premises required to be made by Landlord pursuant to this Addendum have been completed substantially in accordance with the Plans and Specs and are in good and satisfactory condition, subject only to punchlist items that do not prevent Tenant from using the Premises for its intended use. The date of Substantial Completion, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date." unless the completion of such improvements was delayed due to Tenant's acts or omissions, including, without limitation, delays resulting from Tenant's failure to timely respond to the initial Plans and Specs, failure to timely respond to revisions to the Plans and Specs, failure to timely respond to the proposed space plans, failure to timely respond to construction documents, failure to timely respond to governmental requirement in the permitting process, changes to the Plans and Specs or such improvements required by Tenant after the space plan or Plans and Specs have been agreed upon (each being a "Tenant Delay"), in which case the Commencement Date shall be the date such improvements would have been completed but for the Tenant Delay. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

                  (g) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform work in the Premises and Landlord's prior written approval, Landlord may allow Tenant to install its machinery, equipment, fixtures, or other personal property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations. In the event of Tenant's entry and/or work in or about the Premises during the final stages of completion of construction, Tenant does hereby agree to assume all risk of loss or damage to its machinery, equipment, fixtures, and other personal property and to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of Tenant's installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                  (h) Except for incomplete punch list items, upon the Commencement Date, Tenant shall have and hold the premises as the same shall then be without any liability or obligation on the Part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                                                       EXHIBIT 1



                                  [FLOORPLAN]

                                   EXHIBIT D

                                 RENEWAL OPTION
                                 (MARKET RATE)

                   ATTACHED TO AND A PART OF LEASE AGREEMENT
                         DATED JANUARY 27, 2000 BETWEEN

                 PRUCROW INDUSTRIAL PROPERTIES, L.P. (LANDLORD)


                                      AND

                          HEALTHTRONICS, INC. (TENANT)

                  (a) Provided that as of the time of the giving of the Renewal Notice and the Commencement Date of the Renewal Term (as those terms are hereinafter defined), (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to extend the Lease Term for an additional term of three (3) years (such additional term is hereinafter called the "Renewal Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Renewal Term"). Tenant shall give Landlord written notice (hereinafter called the Renewal Notice") of its election to extend the term of the Lease Term at least 180 days, but not more than 270 days, prior to the scheduled expiration date of the Lease Term.

                  (b) The Base Rent payable by Tenant to Landlord during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses not incurred by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 150 days prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

                  (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Renewal Term.

                  (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to renew or extend the Lease.

                  (e) If Tenant does not give the Renewal Notice within the period set forth in subparagraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice.

                  (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Commencement Date of the Renewal Term in "as is" condition.